EXHIBIT 5.1



                [Letterhead of Sidley Austin Brown & Wood LLP]



                                 July 9, 2002



Core Bond Products LLC
Bank of America Corporate Center
Charlotte, North Carolina 28255

          Re:    Core Bond Products LLC
                 Registration Statement on Form S-3
                 ----------------------------------


Ladies and Gentlemen:

         We have acted as counsel for Core Bond Products LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of Pass-Through Certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued by a New York common law trust (the "Trust") to be formed by the Company pursuant to a Trust Agreement (the "Trust Agreement") between the Company and The Bank of New York, as trustee (the "Trustee").

         Based upon the foregoing, we are of the opinion that:

         1. When the Certificates have been duly authorized for issuance and sale by the Trust by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), and duly executed and authenticated by the Trustee, and when issued, sold and delivered against payment therefor as contemplated in the Registration Statement, such Certificates will be validly issued, fully paid and nonassessable.

         2. The information set forth in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.


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         We hereby consent to the use of our name in the Prospectus under the captions "Material U.S. Federal Income Tax Consequences" and "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   /s/  Sidley Austin Brown & Wood LLP
                                   -----------------------------------
                                        Sidley Austin Brown & Wood LLP





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